Exhibit 10.1

CONTRACT FOR SALE

State: New Mexico
County: Colfax
Seller: Sun River Energy, Inc., 5646 Milton Street, Suite 130, Dallas, Texas 75206
Buyer: Mericol, Inc. (“Buyer”)

This Contract for Sale is made as of the 27th day of July, 2012 by and between Sun River Energy, Inc. (“Seller”) and Mericol, Inc. (“Buyer”).

WHEREAS, Seller owns mineral interests in Colfax County, New Mexico, including but not limited to oil, gas, gold, silver, iron ore, copper, coal, timber, coal bed methane and other types of mineral interests or mineral extracts, including but not limited to, rare-earth elements, caliche, crushed stone, gravel, surface aggregate, uranium, mica, limestone, and thorium (the “Mineral Interests”), all as described in that certain Second Correction Quitclaim Deed executed January 10, 2011 from Robert A. Doak, Jr. and Frances L. Doak to Sun River Energy, Inc. document # 201100123  filed in the records of Colfax County, New Mexico on January 12, 2011 (the “Second Correction Quitclaim Deed”);

WHEREAS, Seller is willing to sell, transfer, and assign to Buyer, and Buyer is willing to purchase and acquire that portion of the Mineral Interests which includes the gold, silver, iron ore, copper, and coal (but excluding any other Mineral Interests as set forth in Section 1 below), (the “Acquired Interests”);

WHEREAS, Seller agrees to grant Buyer a three (3) year option to acquire a working interest in any oil and/or gas (including coalbed methane) wells drilled on the lands described in the Second Correction Quitclaim Deed as further described in Section 1 hereof;

WHEREAS, as consideration for the sale, transfer, and assignment of the Acquired Interest and the grant of the Participation Interests, Buyer agrees to: (1) pay Seller the sum of $500,000; and (2) transfer, assign, and convey to Seller 2,564,103 shares of Buyer’s common stock (the “Shares”), which shall be subject to a lock-up period of twelve (12) months pursuant to the terms hereof; and

WHEREAS, the Seller and Buyer have agreed that Seller shall the vote the Shares in favor of certain corporate actions, including a forward split of Buyer’s issued and outstanding shares of common stock, certain director nominees, and name change for Buyer, pursuant to the terms hereof.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.           Acquired Interests and Participation Interests.

A.           Buyer agrees to purchase and Seller agrees to sell all of Seller's right, title, and interest in  that portion of the Mineral Interests which includes the gold, silver, iron ore, copper, and coal, but excluding Seller’s right, title, and interest in any other Mineral Interests, such as timber, coal bed methane and other types of mineral interests or mineral extracts, including but not limited to, rare-earth elements, caliche, crushed stone, gravel, surface aggregate, uranium, mica, limestone, and thorium.  The aforementioned portion of Mineral Interests being conveyed to Buyer by Seller are referred to herein as the “Acquired Interests” and include the right to egress and regress and other rights and interests appurtenant or incident to such Acquired Interests, which are described in detail on Exhibit “A” to this Contract (the “Acquired Interests”). For the avoidance of doubt, the Acquired Interests are limited to gold, silver, iron ore, copper and coal and do not include Seller’s other Mineral Interests, mineral extracts and/or rights, such as oil, gas, coalbed methane, timber or any other type of mineral interests or mineral extracts (including but not limited to, rare-earth elements, caliche, crushed stone, gravel, surface aggregate, uranium, mica, limestone, and thorium).  Buyer shall have the same right as Seller to use any and all access roads to the Acquired Interests, which are necessary for Buyer to obtain access to the Acquired Interests.  Upon Seller’s receipt of the full purchase price, Seller shall deliver to Buyer a quitclaim deed, the form of which is attached hereto as Exhibit “B” (the “Quitclaim Deed”), documenting the sale, transfer, and assignment to Buyer of the Acquired Interests.

B.           Seller hereby grants to Buyer an option to acquire up to a 5% working interest in any oil and/or gas (including coalbed methane) wells drilled on the lands described in the Second Correction Quitclaim Deed (referred to herein as the “Participation Interests”).  Such option shall be exercisable, at the discretion of the Buyer, for a period of three (3) years from the Effective date of this Agreement.  Upon Seller’s determination, directly or indirectly, including by leasing, assigning or farming out any of the Participation Interests, or to drill any oil or gas well on any of Seller’s properties in New Mexico (whether now owned or hereafter acquired), including those described in the Second Correction Quitclaim Deed, Seller shall notify Buyer in writing of its intent to drill (the “Notice”).  The Notice shall include the location of the proposed well, the anticipated depth of the well, any pertinent geological information regarding the location of the well, the operator or drilling contractor and the terms of such contract, the other participants or potential participants and the terms of their anticipated participation, a good faith basis of the costs and expenses to drill such well and a copy of all contracts affecting the Participation Interest. The above information shall be in addition to the information and copies of instruments provided for above in connection with the usual notices of participation.

Buyer has thirty (30) days from the date of receipt of the Notice and all accompanying documents to notify Seller of its election to participate.  If the Seller shall not have received actual written notice of the election of Buyer to acquire the Participation Interests within the thirtieth (30th) day, such failure shall constitute an election by Buyer not to participate in that well described in the Notice.  Upon Buyer’s exercise of the option to acquire the Participation Interests, Seller shall promptly invoice Buyer its proportionate part of the estimated drilling costs (such drilling costs shall be the same proportionally for all participants).  Buyer shall promptly, but in no event later than thirty (30) days, reimburse the Seller for its share of the estimated costs, as reflected by the invoice. Upon receipt of such reimbursement, the Seller shall promptly execute and deliver the appropriate documents documenting the assignment of the Participation Interests to Buyer.  Additionally, Buyer and Seller further agree to enter into a standard form joint operating agreement.  If the Seller does not receive the amount due from Buyer within thirty (30) days after the receipt of the invoice for its proportionate share of the costs, such failure shall constitute an election by Buyer not to participate in the well described in the Notice and/or a withdrawal by Buyer of its former election to acquire the Participation Interests, and Buyer shall no longer have the right to acquire the Participation Interests set forth in the Notice.  Should the terms in the Notice materially change from the notice sent to Buyer, Buyer shall be provided a new notice which provides all new terms and documentation and shall be entitled to additional 30 days to elect to participate.

 In the event Buyer elects to participate, Buyer’s rights, duties and obligations associated with any such well will be governed by the same agreement(s) by which Seller’s rights, duties and obligations are governed.

2.           Effective Date.  The Effective Date of this Agreement shall be July 27, 2012.  Seller will be entitled to all revenues and responsible for all expenses relating to the Acquired Interests accruing or arising prior to the Effective Date.  Buyer will be entitled to all revenues and responsible for all expenses relating to the Acquired Interests accruing or arising from and after the Effective Date.

3.           Purchase Price.  On the Effective Date, Buyer shall pay to Seller, or Seller's designated agent, the sum of $500,000 (in U.S. Funds by wire transfer, as directed by Seller).  After the Effective Date, Buyer shall cause to be issued to Seller certificates representing the Shares.

4.           Representations and Warranties.

A.           Seller's Representations and Warranties.  Seller represents and warrants to Buyer that as of the Effective Date:

(1)           Seller is a duly organized and validly existing corporation under the laws of the State of Colorado. Seller has the right, power and authority to enter into this Contract and to convey the Acquired Interests in accordance with the terms and conditions of this Contract, to engage in the transactions contemplated in this Contract and to perform and observe the terms and provisions hereof.  The execution and delivery of this Contract does not, and the fulfillment of and compliance with the terms and conditions hereof will not, as of the Effective Date, violate, or be in conflict with, any material provision of Seller’s governing documents, or any material provision of any agreement or instrument to which Seller is a party or by which it is bound, or any judgment, decree, order, statute, rule or regulation applicable to Seller.

(2)           Seller has taken all necessary action to authorize the execution, delivery and performance of this Contract, and upon the execution and delivery of any document to be delivered by Seller on or prior to the Closing, this Contract and such document shall constitute the valid and binding obligation and agreement of Seller, enforceable against Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.

(3)           Seller has not incurred any liability, contingent or otherwise, for brokers’ or finders’ fees relating to the transactions contemplated by this Contract for which Buyer shall have any responsibility whatsoever.

(4)           Seller owns all right, title and interest to the Acquired Interests that is evidenced by an instrument or instruments filed of record in accordance with the conveyance and recording laws of the applicable jurisdiction to the extent necessary to prevail against competing claims of bona fide purchasers for value without notice.

(5)           There are no material liens, claims, infringements, burdens and other defects or encumbrances on the Acquired Interests, except as set forth in Exhibit “C”.  For the purposes of Seller’s Representations and Warranties, rights of way, easements, and any surface use agreements which affect or cross the Acquired Interests, granted or entered into by Seller or Seller's predecessors in title prior to the Effective Date shall not be considered material claims, liens, or encumbrances.  Except as set forth in Exhibit “C”, there are no lawsuits, claims, proceedings or investigations pending or, to the knowledge of Seller, threatened against or affecting Seller regarding the Acquired Interests, or the legality or propriety of the transactions contemplated by this Contract.

                        (6)           The Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws, and may not be transferred or resold without (i) registration under the Securities Act and any applicable state securities laws or (ii) an exemption from the registration and qualification requirements of the Securities Act and applicable state securities laws.  It is understood that, except as provided below, certificates evidencing the Purchased Shares may bear the following or any similar legend: “The securities represented hereby may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act (ii) such securities may be sold pursuant to Rule 144 or (iii) Buyer has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933, as amended, or qualification under applicable state securities laws.  Notwithstanding the foregoing, the securities may be pledged in connection with a bona fide margin account secured by the securities.”

(7)           The Shares have been acquired for Seller’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act. Seller can bear the economic risk and complete loss of its investment in the Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

(8)           The Buyer has been furnished with or has had full access to all of the Buyer’s reports, schedules, forms, statements and other documents required to be filed by the Company with the Securities and Exchange Commission as of the Effective Date (the “SEC Documents”) pursuant to the reporting requirements of the Exchange Act of 1934, as amended (the “Exchange Act”), and in making its decision to acquire the Shares, Seller has relied solely on the information set forth in the SEC Documents and the representations and warranties of the Buyer contained in this Contract. At the time the Buyer was first offered the Shares, it was, and as of the date hereof it is an “accredited investor” as defined in Rule 501 of the Securities Act.  Buyer is not in the possession of, and has not made any investment decision to purchase the Shares, any material non-public information regarding the Company.

(9)           To date, Seller has not drilled any wells on the lands described in the Second Correction Quitclaim Deed.

(10)           Seller has received no written notification that any governmental or quasi-governmental authority has determined that there are any violations of any Environmental Law (as hereinafter defined) with respect to the Acquired Interests, nor to Seller's knowledge has Seller received any written notice that any governmental or quasi-governmental authority is contemplating an investigation of the Acquired Interests, with respect to a violation or suspected violation of any Environmental Law.  For purposes hereof, “Environmental Law” shall mean any federal or state law, ordinance, rule, regulation, order, judgment, injunction or decree relating to pollution or substances or materials which are considered to be hazardous or toxic, and all federal and state regulations and publications promulgated or issued pursuant thereto.

B.           Buyer's Representations and Warranties.

(1)          Buyer represents and warrants to Seller that it has the full right and authority and has obtained all necessary consents and approvals to enter into this Contract and close the transactions it contemplates.  The execution and delivery of this Contract does not, and the fulfillment of and compliance with the terms and conditions hereof will not, as of the Effective Date, violate, or be in conflict with, any material provision of Buyer’s governing documents, or any material provision of any agreement or instrument to which Buyer is a party or by which it is bound, or any judgment, decree, order, statute, rule or regulation applicable to Buyer.

(2)          Buyer is a reporting company and its common stock is currently listed for quotation on the Over-the-Counter Bulletin Board (“OTCBB”).  During the two year period preceding the Effective Date, the Company has filed with the Securities and Exchange Commission (the “SEC”) all SEC Documents.

(3)          The Shares are duly authorized and reserved for issuance and, upon issuance to Seller, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof, except those under applicable securities laws and the terms of this Contract and shall not be subject to preemptive rights or other similar rights of stockholders of Buyer and will not impose personal liability upon the holder thereof.  As of the Effective Date, the Shares represent at least 50 percent (50%) of the issued and outstanding stock of Buyer (on a pre-forward split basis).

5.           Additional Covenants and Contracts of the Parties.

A.           For a period of three (3) years from the Effective Date, the Seller shall have the right to nominate one (1) director to the Board, and to the extent permitted by applicable law, the Company shall use its reasonable best efforts to cause the election of Seller’s nominee to the Company’s Board.  The Seller may nominate its designee at every annual meeting of the stockholders of the Company in which directors are elected, including at every adjournment or postponement thereof, and on any action or approval by written consent of the stockholders of the Company relating to the election of directors generally, provided that except as set forth in Section 5.C. below, the Seller may not have any more than one designee on the Board at any time, and the provisions of this Section 5.A. shall be at all times subject to the provisions of the Company Articles of Incorporation and Bylaws.    In the event Seller’s director designee fails to be elected to the Board  following any annual or special general meeting of the shareholders at which the designee stood for election but was nevertheless not elected, the Company will promptly, and in any event not later than three (3) days following such meeting of the shareholders, appoint a replacement director designated in writing by the Seller to the Board either by expanding the size of the Board or, to the extent permitted by applicable law, causing a non-Seller designee to resign.

B.           For a period of three (3) years following the Effective Date, Buyer agrees to file with the SEC all periodic reports (including Forms 10-K and 10-Q) required by the Exchange Act.

C.           On or before the expiration of three (3) years from the Effective Date, Buyer shall spend at least One Million Dollars ($1,000,000) towards obtaining a National Instrument 43-101 report, or other comparable report regarding the Acquired Interests.  In the event Buyer does not spend at least $1,000,000 towards obtaining an National Instrument 43-101 report on or before the expiration of three (3) years from the Effective Date, then Buyer agrees, upon written demand by Seller and to the extent permitted by applicable law, to cause Buyer’s then existing directors (other than any director appointed by Seller) to immediately resign, and Seller shall have the right to appoint an additional number of directors to Buyer’s Board such that Seller will have a majority representation on Buyer’s board of directors.  If any director who is to resign from the Board pursuant to the preceding refuses or otherwise fails to tender his or her resignation in accordance with the foregoing within ten (10) calendar days of the date of the event giving rise to the resignation event, then the Company shall call and hold a special meeting of stockholders of the Company as promptly as practicable for the purpose of removing such director.

D.           The Buyer will use commercially reasonable efforts to maintain the listing or quotation (as applicable) of its common stock on the OTCBB or the OTCQB (or any successors to any of the foregoing), and will use commercially reasonable efforts to comply in all material respects with Buyer’s obligations under the rules of such markets.

E.           Upon Seller’s receipt of the full purchase price, Seller shall deliver to Buyer a quitclaim deed, the form of which is attached hereto as Exhibit “B” (the “Quitclaim Deed”), documenting the sale, transfer, and assignment to Buyer of the Acquired Interests.

F.           Upon request of Buyer, for a period of six (6) months following the Effective Date, Seller shall cause all of its shares of Buyer common stock beneficially owned by the Seller as to which it is entitled to vote at any meeting of stockholders to be voted in favor of the following corporate actions:

(1)           The name change of Buyer;

(2)           A forward split of Buyer’s common stock, to be effected at a range between 10-for-1 or 20-for-1, to be effected at the discretion of the Buyer’s Board;

(3)           The creation of a new series of preferred stock, which may have up to fifteen (15) times the voting rights of Buyer’s common stock; however, such the conversion ratio of such preferred stock shall not exceed a ratio of one (1) share of common stock for each share of preferred stock; and

(4)           Electing or re-electing (as applicable) each member of any slate of directors recommended by the Buyer’s Board.

G.           For a period of one (1) year following the Effective Date, Seller shall not, without the prior written consent of Buyer, offer, pledge, sell, contract to sell, sell any option or contract to purchase, lend, transfer or otherwise dispose of any Shares.  Seller further agrees that the Buyer is authorized to place “stop orders” on its books to prevent any transfer of the Shares in violation of this Section.

H.           For a period of eighteen (18) months following the Effective Date, Buyer agrees not to sell or transfer the Acquired Interests without first obtaining Seller’s written consent, which shall not be unreasonably withheld, except (i) in the event of a merger or consolidation or sale of all or substantially all of the Buyer’s assets, where the surviving or successor entity in such transaction (a) assumes the Company’s obligations hereunder and (b) is a publicly traded corporation whose common stock is listed or quoted on the OTC Bulletin Board, OTCQB, Nasdaq, NYSE or AMEX or (ii) where such sale or transfer is to (y) a wholly owned subsidiary of the Buyer or (z) any joint venture, mining partnership, commercial partnership, or other partnership relationship entered into by Buyer for purposes of exploring, developing, exploiting, extracting, or mining the minerals comprising the Acquired Assets.

I.           Within seven (7) business days following the Effective Date, Seller shall deliver to Buyer any such deed, termination statement, release, authorization, or other document as Buyer may reasonably deem necessary or required to terminate and release any and all liens, security interests, charges or encumbrances upon the Acquired Interests as described in that certain Mortgage, Security Agreement, Financing Statement and Assignment of Production and Revenue by and between Sun River Energy, Inc., as Mortgagor/Debtor and Sierra Foxtrot, LP, Thimothy S. Wafford and James E. Pennington, as Mortgagees/Secured Parties, Dated June 4, 2012, filed in the Official Records of Colfax County, New Mexico, Document No. 201201705.

6.           Indemnification.

A.           Indemnification by Seller. Following the Closing, Seller shall indemnify and hold Buyer, its affiliates, shareholders, members, officers, directors, employees, representatives and agents of each of the foregoing harmless from and against any and all costs, fees, expenses, damages, deficiencies, interest and penalties (including, without limitation, reasonable attorneys' fees and disbursements) suffered or incurred by any such indemnified party in connection with any and all losses, liabilities, claims, damages and expenses ("Losses"), arising out of, or in any way relating to, (i) any breach of any representation or warranty of Seller contained in this Contract, and (ii) any breach of any covenant of Seller contained in this Contract which survives the Closing.

B.           Indemnification by Buyer. Following the Closing, Buyer shall indemnify and hold Seller, its affiliates, shareholders, members, officers, directors, employees, representatives and agents of each of the foregoing harmless from any and all Losses arising out of, or in any way relating to, (a) any breach of any representation or warranty by Buyer contained in this Contract, and (b) any breach of any covenant of Buyer contained in this Contract which survives the Closing.

C.           Survival.  The provisions of this Section shall survive until the date which is one five (5) years after the Effective Date, unless a longer or shorter survival period is expressly provided for in this Contract.

7.           Taxes.  All ad valorem taxes assessed against the Acquired Interests for all time periods prior to the Effective Date shall be the responsibility of the Seller, and all ad valorem taxes assessed against the Acquired Interests for all time periods subsequent to the Effective Date shall be the responsibility of the Buyer.  If the sale of the Acquired Interests by Seller to Buyer causes any taxing jurisdiction to reclassify or reassess the Acquired Interests and impose additional taxes for any time period prior to the Effective Date, such taxes shall be the responsibility of the Buyer.  If Buyer pays any taxes which are the responsibility of Seller, Seller shall promptly reimburse Buyer the amounts paid by Buyer upon receipt of written evidence of such payment.

8.           Counterparts.  This Contract may be executed in counterparts, each of which shall be deemed an original and both considered one and the same Contract.  To facilitate the execution and delivery of this Contract, the parties may execute and exchange counterparts of the signature pages by electronic means, including facsimile or pdf, and the signature page of either party to any counterpart may be appended to any other counterpart. This Contract shall only be binding on Seller and Buyer when executed by both of the parties.

9.           Notices.  Wherever any notice or other communication is required or permitted hereunder, such notice or other communication shall be in writing and shall be delivered by overnight courier, hand, facsimile transmission or other electronic transmission (including email transmission of a PDF), or sent by U.S. registered or certified mail, return receipt requested, postage prepaid, to the addresses or facsimile numbers set out below or at such other addresses as are specified by written notice delivered in accordance herewith:

Buyer:   Mericol, Inc.
5795 Ave. Decelles, Ste. 511
Montreal, QC H3S2C4
Canada
Attn: ___________________
Facsimile: _______________
Email: _______________

SELLER:  Sun River Energy, Inc.
5646 Milton Street, Suite 130
Dallas, Texas 75206
Attn: Donal R. Schmidt, Jr.
Facsimile: 214-369-7300
Email: drschmidt@snrv.com

Any notice or other communication (i) mailed as hereinabove provided shall be deemed effectively given or received on the third (3rd) Business Day following the postmark date of such notice or other communication, (ii) sent by overnight courier or by hand shall be deemed effectively given or received upon receipt, and (iii) sent by facsimile or other electronic transmission (including email) shall be deemed effectively given or received on the day of such electronic transmission of such notice or other communication and confirmation of such transmission, if transmitted and confirmed prior to 7:00 p.m. local Houston, Texas time on a Business Day and otherwise shall be deemed effectively given or received on the first Business Day after the day of transmission of such notice and confirmation of such transmission. Refusal to accept delivery shall be deemed delivered. Any notice may be given by a party's attorney.

10.           Governing Law.  THIS CONTRACT SHALL BE ENFORCED, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS.

11.           Severability.  This Contract is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Contract, or the application thereof to any person or circumstance, shall, for any reason and to any extent be invalid or unenforceable, the remainder of this Contract and the application of such provision to other persons or circumstances shall not be affected thereby but rather shall be enforced to the greatest extent permitted by law.

12.           Entire Contract.  This Contract constitutes the entire agreement between the parties with respect to the sale of the Acquired Interests by Seller to Buyer and supersedes all prior proposals, offers, and agreements with respect to the Acquired Interests.  Neither party has made any representations or statements to the other party which are not contained in this Contract, nor has any party relied upon any representation or statement of the other party which are not set forth in this Contract.
13.           Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Contract and the consummation of the transactions contemplated hereby.

14.           Survival of Representations and Warranties.  The representations and warranties of this Contract shall survive the close of the sale of the Acquired Interests by Seller to Buyer and shall be deemed covenants running with the Acquired Interests, binding on Seller and Buyer and their respective heirs, successors and assigns.

[Signature page follows]

This Contract is executed by Buyer and Seller as of the date of acknowledgment of the respective signatures, but shall be deemed effective as of the Effective Date provided in paragraph 2.

SELLER	BUYER

SUN RIVER ENERGY, INC. By:___________________________________ Printed Name: Donal R. Schmidt, Jr. Its: President & CEO Date:_________________________________	MERICOL, INC. By:__________________________________ Printed Name:________________________ Its:__________________________________ Date:________________________________

Exhibit “A”

Description of Lands

Sun River Energy, Inc’s right, title and interest only in and to the coal, gold, silver, copper, and iron ore, which may be owned by Grantor, in and to the lands located in Colfax County, New Mexico described or identified in that certain Second Correction Quitclaim Deed executed January 10, 2011 from Robert A. Doak, Jr. and Frances L. Doak to Sun River Energy, Inc. document # 201100123 filed in the records of Colfax County, New Mexico on January 12, 2011.

Exhibit “B”
QUITCLAIM DEED

SUN RIVER ENERGY, INC., a Colorado corporation, with an address of 5646 Milton Street, Suite 130, Dallas, Texas 75206 (“Grantor”) for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, hereby quitclaims to Mericol, Inc. with an address of 5795 Ave. Decelles, Ste. 511, Montreal, QC H3S2C4, Canada (“Grantee”), their successors and assigns forever, Grantor’s right, title and interest only in and to the coal, gold, silver, copper, and iron ore, which may be owned by Grantor, in and to the lands located in Colfax County, New Mexico described or identified in that certain Second Correction Quitclaim Deed executed January 10, 2011 from Robert A. Doak, Jr. and Frances L. Doak to Sun River Energy, Inc. document # 201100123 filed in the records of Colfax County, New Mexico on January 12, 2011.

RESERVING, HOWEVER, unto Grantor, all timber, oil and gas, including coalbed methane gas, and all other minerals and mineral substances except the coal, gold, silver, copper and iron ore herein conveyed.

This Quitclaim Deed is made expressly subject to that certain Contract for Sale between Grantor and Grantee dated July 27, 2012.

Witness the hand and seal of the Grantor as of the ________ of ____________, 2012.

SUN RIVER ENERGY, INC.

By: _________________________________
Donal R. Schmidt, Jr., President & CEO

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on ___ day of ______________, 2012 by Donal R. Schmidt, Jr. as President and CEO of Sun River Energy, Inc., a Colorado Corporation, on behalf of said corporation, who personally appeared, is known to me to be the identical person who executed the within and foregoing instrument as President and CEO and on behalf of Sun River Energy, Inc., and he acknowledged that he executed same as his free and voluntary act and deed as the free and voluntary act and deed of the corporation for the purposes therein set forth.

________________________	_____________________________
Commission Expires	Notary Public for the State of Texas

Exhibit “C”
Material Liens or Encumbrances

1)
Mortgage, Security Agreement, Financing Statement and Assignment of Production and Revenue by and between Sun River Energy, Inc., as Mortgagor/Debtor and Sierra Foxtrot, LP, Thimothy S. Wafford and James E. Pennington, as Mortgagees/Secured Parties, Dated June 4, 2012.  Filed in the Official Records of Colfax County, New Mexico, Document No. 201201705.

2)
Ancillary Writ of Attachment the State of New Mexico filed in Cause No. D-509-CV-201200007; BW Raton, LLC v. Sun River Energy, Inc., CPR Interests, LLC, Robert Wilkinson, Tom Pollman and Matthew Parker, in the 8th Judicial District Court State of New Mexico, County of Colfax.